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                                   EXHIBIT 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Home City Financial Corporation, (the "Company") on Form 10-QSB for the three months and six months ended June 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, J. William Stapleton, President, Chief Executive Officer and Chief Operating Officer, and Charles A. Mihal, Secretary, Treasurer and Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ J. William Stapleton                /s/ Charles A. Mihal
-------------------------------------   ----------------------------------------
William Stapleton, President,           Charles A. Mihal
Chief Executive Officer and             Secretary, Treasurer and Chief
Chief Operating Officer                 Financial Officer

Date: August 15, 2005                   Date: August 15, 2005

A signed original of this written statement has been provided to Home City Financial Corporation and will be retained by Home City Financial Corporation and furnished to the Securities and Exchange Commission or its staff upon request.


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